Exhibit 10.3.4

UNIVISION COMMUNICATIONS INC.
2004 PERFORMANCE AWARD PLAN
DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT

THIS DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated                        by and between Univision Communications Inc., a Delaware corporation (the “Corporation”), and                                                        (the “Director”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Director as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:(1)		Award Date:

Exercise Price per Share:(1)	$	Expiration Date:(1),(2)

Vesting(1),(2)  [The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on each of the first, second, third and fourth anniversaries of the Award Date.]

The Option is granted under the Univision Communications Inc. 2004 Performance Award Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Director acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“DIRECTOR”	UNIVISION COMMUNICATIONS INC.
a Delaware corporation

Signature	By:

Print Name:
Print Name
Title:

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Director agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1)                                  Subject to adjustment under Section 7.1 of the Plan.

(2)                                  Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.                                      Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Director has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•                  Minimum Exercise.  No fewer than 10(1) shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•                  Nonqualified Stock Option.  The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.                                      Continuance of Service Required; No Service Commitment.

The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Partial service, even if substantial, during any vesting period will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4 below or under the Plan.  Nothing contained in this Option Agreement or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.

3.                                      Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•                  a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•                  payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of

Common Stock already owned by the Director, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Director for at least six (6) months before the date of such exercise;

•                  any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•                  satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator.

4.                                      Early Termination of Option.

4.1                               Possible Termination of Option upon Change in Control.  The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.

4.2                               Termination of Option upon a Termination of Director’s Services.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Director ceases to be a member of the Board, the following rules shall apply (the last day that the Director is a member of the Board, except as otherwise provided below, is referred to as the Director’s “Severance Date”):

•                  other than as expressly provided below in this Section 4.2, (a) the Director will have until the date that is twelve (12) months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the twelve-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the twelve-month period;

•                  if the Director ceases to be a member of the Board due to the Director’s death or Total Disability, (a) the Option, to the extent not vested on the Severance Date, shall become fully vested and exercisable as of the Severance Date, (b) the Director (or his beneficiary or personal representative, as the case may be) will have until the date that is twelve (12) months after the Severance Date to exercise the Option, and (c) the Option, to the extent exercisable for the twelve-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the twelve-month period

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1.  A termination of services will not have occurred until the last day that the Director either or both (1) is employed by and/or (2) renders services to the

Corporation or a Subsidiary.  Pursuant to Section 6.1 of the Plan, if the Director is not an employee of the Corporation or a Subsidiary or a member of the Board, the Administrator shall be the sole judge of whether the Director continues to render services for purposes of this Option Agreement.

5.                                      Non-Transferability.

The Option and any other rights of the Director under this Option Agreement or the Plan are nontransferable and exercisable only by the Director, except as set forth in Section 5.7 of the Plan.

6.                                      Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.                                      Plan.

The Option and all rights of the Director under this Option Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Director agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.                                      Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.                                      Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

10.                               Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.4 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.                               Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.                               Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.